Exhibit 10.1

WARRANTS CANCELLATION AND EXCHANGE AGREEMENT

This WARRANTS CANCELLATION AND EXCHANGE, AGREEMENT (this “Agreement”), dated as of December 5, 2025 (the “Effective Date”), is entered into by and among Fusion Fuel Green PLC, an Irish public limited company (the “Company”), and the investors signatories hereto (the “Holders”). Each of the Company and the Holders are sometimes referred to in this Agreement individually as a “Party” and, collectively, as the “Parties.”

RECITALS

On July 22, 2025, the Company and the Holders executed and delivered that certain Securities Purchase Agreement (the “July 2025 Securities Purchase Agreement”), pursuant to which, among other things, the Company issued the following securities to the Holders: (i) an aggregate of 269,459 of the Company’s Class A ordinary shares with a nominal value of $0.0035 each (“Class A Ordinary Shares”), (ii) pre-funded warrants to purchase an aggregate of 541,706 Class A Ordinary Shares at an exercise price of $0.0035 per share (the “Pre-Funded Warrants”), (iii) warrants to purchase an aggregate of 1,622,330 Class A Ordinary Shares at an exercise price of $4.926 per share (the “Market Price Warrants”), and (iv) warrants to purchase an aggregate of 811,165 Class A Ordinary Shares at an exercise price of $9.852 per share (the “200% Warrants” and together with the Pre-Funded Warrants and the Market Price Warrants, the “July 2025 Warrants”, copies of which are attached hereto as Exhibit A), for aggregate gross proceeds of $4,300,000.

The Company and the Holders desire to cancel the Pre-Funded Warrants, the Market Price Warrants, and the 200% Warrants, and exchange them for the warrants to purchase Class A Ordinary Shares in the forms attached hereto as Exhibit B (the “New Pre-Funded Warrants”), Exhibit C (the “3.50 Warrants”) and Exhibit D (the “$5.00 Warrants”), respectively (collectively, the “New Warrants”), with such exchange (the “Warrants Cancellation and Exchange”) being conducted in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties, intending to be legally bound, hereby agree as follows:

1. Warrants Cancellation and Exchange. The Company and the Holders agree to the Warrants Cancellation and Exchange. The Warrants Cancellation and Exchange is being conducted in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act and the Company acknowledges and agrees that in accordance with Section 3(a)(9) of the Securities Act and Rule 144 promulgated under the Securities Act, the New Warrants issued in exchange for the July 2025 Warrants shall be deemed to be acquired on the date of issuance of the July 2025 Warrants and the Company agrees not to take a position to the contrary. The New Warrants shall have the exercise prices and shall be exercisable for the number of Class A Ordinary Shares set forth on Schedule A hereto. The July 2025 Warrants shall be cancelled and irrevocably and unconditionally surrendered and forfeited without any payment of any form and without any liability to any party (or any affiliate of such party) hereto. From and after the date of this Agreement, the July 2025 Warrants will be of no further force or effect, and the rights and obligations of each of the parties thereunder shall terminate, and the Holders hereby relinquish, on behalf of themselves and on behalf of their affiliates and representatives, beneficiaries, executors, trustees, administrators, successors, heirs, and assigns (each a “Holder Related Party”), all rights currently or hereafter existing under the July 2025 Warrants. The Holders, on behalf of themselves and on behalf of each Holder Related Party, hereby release, remise and forever discharge any and all rights and claims that any Holder Related Party has had, now has or might have against the Company and its affiliates under or in respect of the July 2025 Warrants, except for rights and claims arising from or in connection with this Agreement.

2. Conditions to Effectiveness of Agreement. This Agreement shall become effective upon receipt by the Company and the Holders of counterpart signatures to this Agreement duly executed and delivered by the Company and the Holders.

3. Counterparts. This Agreement may be executed by the Parties in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by e-mail (e.g., “pdf” or “tiff”) or fax transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

4. Governing Law. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PREPARED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

5. Binding Agreement. This Agreement shall inure to the benefit of and be binding upon each of the Parties and each of their respective successors and assigns.

6. Headings. The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement.

7. Complete Agreement. This Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the date first set forth above.

Fusion Fuel Green PLC

By:
Name:	John-Paul Backwell
Title:	Chief Executive Officer

HOLDERS

Roxy Capital Corporation

By:
Name:	Eric Lazer
Title:	Director

Sammy Dorf

Bower Four Capital Corp

By:
Name:	Gregory Lipschitz
Title:	Director

BCL Sunset, LLC

By:
Name:	Constantine Karides
Title:	Director

Lantern Management Fund LP

By:
Name:	Michael McCaffrey
Title:	Manager

James Allan

Schedule A

Holder	Number of New Pre-Funded Warrant Shares	Number of $3.50 Warrant Shares	Number of $5.00 Warrant Shares	New Warrants Exercise Prices[1]	New Warrants Expiration Date[2]
Roxy Capital Corporation	-	282,964	141,482
Sammy Dorf	-	28,296	14,148
Bower Four Capital Corp	99,452	348,990	174,495
BCL Sunset, LLC	-	56,592	28,296
Lantern Management Fund LP	375,815	901,716	450,858
James Allan	-	3,772	1,886
TOTAL:	475,267	1,622,330	811,165

1 The exercise price of the New Pre-Funded Warrants shall be $0.0035 per share. The exercise price of the $3.50 Warrants shall be $3.50 share. The exercise price of the $5.00 Warrants shall be $5.00 per share. In each case such exercise price shall be reduced by $0.0035 for each share that the holder of such New Warrant elects to purchase New Pre-Funded Warrants in lieu thereof.

2 The New Pre-Funded Warrants shall be exercisable immediately until exercised in full. The $3.50 Warrants and the $5.00 Warrants shall be exercisable immediately until July 25, 2028.

Exhibit A

July 2025 Warrants

(Separately Attached)

Exhibit B

Form of New Pre-Funded Warrants

(Separately Attached)

Exhibit C

Form of $3.50 Warrants

(Separately Attached)

Exhibit D

Form of $5.00 Warrants

(Separately Attached)